CREDIT AGREEMENT


                         dated as of December 15, 1998,


                                  by and among


                       ROANOKE ELECTRIC STEEL CORPORATION,

                                  as Borrower,

                         the Lenders referred to herein,


                                       and


                           FIRST UNION NATIONAL BANK,

                                    as Agent












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                                TABLE OF CONTENTS


                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1  Definitions...................................................1
Section 1.2  General......................................................15
Section 1.3  Other Definitions and Provisions.............................15

                                    ARTICLE 2
                            REVOLVING CREDIT FACILITY

Section 2.1  Revolving Credit Loans.......................................15
Section 2.2  Procedure for Advances of Loans..............................16
Section 2.3  Repayment of Revolving Credit Loans..........................16
Section 2.4  Revolving Credit Notes.......................................17
Section 2.5  Permanent Reduction of the Aggregate Commitment..............17
Section 2.6  Termination of Revolving Credit Facility.....................18
Section 2.7  Use of Proceeds..............................................18

                                    ARTICLE 3
                                   TERM LOANS

Section 3.1  Term Loans...................................................18
Section 3.2  Procedure for Making Term Loans..............................18
Section 3.3  Repayment of Term Loans......................................19
Section 3.4  Term Notes...................................................20
Section 3.5  Use of Proceeds..............................................20

                                    ARTICLE 4
                             GENERAL LOAN PROVISIONS

Section 4.1  Interest.....................................................20
Section 4.2  Notice and Manner of Conversion or Continuation of Loans.....23
Section 4.3  Fees.........................................................24
Section 4.4  Manner of Payment............................................25
Section 4.5  Crediting of Payments and Proceeds...........................26
Section 4.6  Adjustments..................................................26
Section 4.7  Nature of Obligations of Lenders Regarding Loans; Assumption
             by the Agent.................................................26
Section 4.8  Changed Circumstances........................................27
Section 4.9  Indemnity....................................................29
Section 4.10 Capital Requirements.........................................29
Section 4.11 Taxes........................................................29




                                       (i)

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                                    ARTICLE 5
                  CLOSING: CONDITIONS OF CLOSING AND BORROWING

Section 5.1  Closing......................................................31
Section 5.2  Conditions to Closing and Initial Extensions of Credit.......31
Section 5.3  Conditions to All Loans......................................33

                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 6.1  Representations and Warranties...............................35
Section 6.2  Survival of Representations and Warranties. Etc..............42


                                    ARTICLE 7
                        FINANCIAL INFORMATION AND NOTICES

Section 7.1  Financial Statements.........................................42
Section 7.2  Officer's Compliance Certificate.............................43
Section 7.3  Other Reports................................................43
Section 7.4  Notice of Subsidiaries, Litigation and Other Matters.........44
Section 7.5  Accuracy of Information......................................44

                                    ARTICLE 8
                              AFFIRMATIVE COVENANTS

Section 8.1  Preservation of Corporate Existence and Related Matters......45
Section 8.2  Maintenance of Property......................................45
Section 8.3  Insurance....................................................45
Section 8.4  Accounting Methods and Financial Records.....................45
Section 8.5  Payment and Performance of Obligations.......................46
Section 8.6  Compliance With Laws and Approvals...........................46
Section 8.7  Environmental Laws...........................................46
Section 8.8  Compliance with ERISA........................................46
Section 8.9  Compliance With Agreements...................................47
Section 8.10 Conduct of Business..........................................47
Section 8.11 Visits and Inspections.......................................47
Section 8.12 Year 2000 Compatibility......................................47
Section 8.13 Additional Guarantors........................................47
Section 8.14 Hedging Agreement............................................48
Section 8.15 Further Assurances...........................................48

                                    ARTICLE 9
                               FINANCIAL COVENANTS

Section 9.1  Fixed Charge Coverage Ratio..................................48
Section 9.2  Debt to Cash Flow Ratio......................................48
Section 9.3  Debt to Capital Ratio........................................48

                                      (ii)

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Section 9.4   Current Ratio...............................................48


                                   ARTICLE 10
                               NEGATIVE COVENANTS

Section 10.1  Limitations on Debt.........................................49
Section 10.2  Limitations on Contingent Obligations.......................50
Section 10.3  Limitations on Liens........................................50
Section 10.4  Limitations on Loans, Advances, Investments and
              Acquisitions................................................51
Section 10.5  Limitations on Mergers and Liquidation......................52
Section 10.6  Limitations on Sale of Assets...............................53
Section 10.7  Sales of Steel of West Virginia Margin Stock and Assets.....53
Section 10.8  Limitations on Exchange and Issuance of Capital Stock.......53
Section 10.9  Transactions with Affiliates................................53
Section 10.10 Certain Accounting Changes..................................54
Section 10.11 Restrictive Agreements......................................54

                                   ARTICLE 11
                              DEFAULT AND REMEDIES

Section 11.1  Events of Default...........................................54
Section 11.2  Remedies....................................................57
Section 11.3  Rights and Remedies Cumulative: Non-Waiver; etc.............57

                                   ARTICLE 12
                                   THE AGENT

Section 12.1  Appointment.................................................57
Section 12.2  Delegation of Duties........................................58
Section 12.3  Exculpatory Provisions......................................58
Section 12.4  Reliance by the Agent.......................................58
Section 12.5  Notice of Default...........................................59
Section 12.6  Non-Reliance on the Agent and Other Lenders.................59
Section 12.7  Indemnification.............................................60
Section 12.8  The Agent in Its Individual Capacity........................60
Section 12.9  Resignation of the Agent; Successor Agent...................60

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.1  Notices.....................................................61
Section 13.2  Expenses; Indemnity.........................................62
Section 13.3  Set-off.....................................................63
Section 13.4  Governing Law...............................................63
Section 13.5  Consent to Jurisdiction.....................................63
Section 13.6  Binding Arbitration; Waiver of Jury Trial...................63
Section 13.7  Reversal of Payments........................................64

                                      (iii)

Section 13.8  Injunctive Relief; Punitive Damages.........................64
Section 13.9  Accounting Matters..........................................65
Section 13.10 Successors and Assigns; Participations......................65
Section 13.11 Amendments, Waivers and Consents............................68
Section 13.12 Performance of Duties.......................................68
Section 13.13 All Powers Coupled with Interest............................68
Section 13.14 Survival of Indemnities.....................................68
Section 13.15 Titles and Captions.........................................68
Section 13.16 Severability of Provisions..................................68
Section 13.17 Counterparts................................................69
Section 13.18 Term of Agreement...........................................69


SCHEDULES AND EXHIBITS:

Schedule 1      - Lenders and Commitments
Schedule 6.1(a) - Jurisdiction of Incorporation/Qualification
Schedule 6.1(b) - Subsidiaries and Capitalization
Schedule 6.1(i) - Environmental Matters
Schedule 6.1(j) - Employee Benefit Plans
Schedule 6.1(m) - Material Contracts
Schedule 6.1(n) - Labor and Collective Bargaining Agreements
Schedule 6.1(u) - Debt and Contingent Obligations
Schedule 6.1(v) - Litigation
Schedule 10.4   - Existing Loans, Advances and Investments

Exhibit A       -  Revolving Credit Note Form
Exhibit B       -  Term Note Form
Exhibit C       -  Security Agreement
Exhibit D       -  Subsidiary Security Agreement
Exhibit E       -  Guaranty Agreement
Exhibit F       -  Notice of Borrowing
Exhibit G       -  Notice of Request for Term Loans
Exhibit H       -  Notice of Continuation/Conversion
Exhibit I       -  Officer's Compliance Certificate
Exhibit J       -  Assignment and Acceptance
Exhibit K       -  Suspense Account Security Agreement



                                      (iv)

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        THIS CREDIT AGREEMENT is dated as of the 15th day of December, 1998, by and among ROANOKE ELECTRIC STEEL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Agent for the Lenders.

                              STATEMENT OF PURPOSE

        The Borrower has requested, and the Lenders have agreed to make, certain loans to the Borrower on the terms and conditions of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

        "Acquisition Agreement" means the Agreement and Plan of Merger dated November 10, 1998, among the Borrower, SWVA and Steel of West Virginia.

        "Acquisition Transactions" means the purchase of shares of Steel of West Virginia by SWVA through a tender offer and the merger of SWVA with and into Steel of West Virginia pursuant to the Acquisition Agreement.

        "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agent" means First Union in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

        "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1.

        "Aggregate Revolving Credit Commitment" means the aggregate amount of the Lenders' Revolving Credit Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5. On the Closing Date, the Aggregate Revolving Credit Commitment shall be Thirty Million Dollars ($30,000,000.00).

        "Agreement" means this Credit Agreement, as amended or modified from time to time.

        "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

        "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

        "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

        "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

        "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

        "Borrower" means Roanoke Electric Steel Corporation in its capacity as borrower hereunder.

        "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Roanoke, Virginia, Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

        "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

        "Cash and Cash Equivalents" means (i) time deposits and "money market" accounts with a Lender or any other commercial bank having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by S&P or Moody's, (ii) certificates of deposit, master notes and other fixed rate obligations maturing no more than 120 days from the date of creation thereof issued by a Lender or any other domestic commercial bank meeting the requirements specified in (i) above, (iii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from S&P or Moody's, (iv) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition and

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repurchase agreements secured by any such obligations, and (v) any other investments permitted under Section 10.4(c).

        "Change in Control" shall have the meaning assigned thereto in Section 11.1(I).

        "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to the Agent and the Lenders, in their sole discretion.

        "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

        "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

        "Consolidated Current Assets" means, at any date, the Consolidated current assets of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

        "Consolidated Current Liabilities" means, at any date, the Consolidated current liabilities of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

        "Consolidated EBITDA" means, for any period, (a) Consolidated Net Income for such period, plus (b) the aggregate amount deducted in determining such Consolidated Net Income for such period with respect to Consolidated Interest Expense, taxes, depreciation, amortization and other non-cash charges; provided, however, that Consolidated EBITDA for each of the four-quarter periods ending January 31, 1999, April 30, 1999, July 31, 1999, and October 31, 1999, shall be calculated as if Steel of West Virginia and its Subsidiaries were Subsidiaries of the Borrower for the entire applicable four-quarter period.

        "Consolidated Funded Debt" means, at any date, the Consolidated Debt of the Borrower and its Subsidiaries as of such date; provided, that for purposes of this definition only, in determining Consolidated Debt, clauses (e), (f), and
(g) of the definition of Debt contained in this Agreement shall not be included; and provided further that Consolidated Funded Debt at any date shall be reduced dollar for dollar by the amount maintained by the Borrower in the Suspense Account on such date.

        "Consolidated Interest Expense" means, for any period, the Consolidated interest expense (including, without limitation, the portion of any obligation under a Capital Lease allocable to interest expense in accordance with GAAP) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Interest Expense for each of the four-quarter periods ending January 31, 1999, April 30, 1999, July 31, 1999, and

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October 31, 1999, shall be calculated as if Steel of West Virginia and its
Subsidiaries were Subsidiaries of the Borrower for the entire applicable four-quarter period.

        "Consolidated Net Funded Debt" means, at any date, (a) the Consolidated Funded Debt of the Borrower and its Subsidiaries as of such date, minus (b) the Cash and Cash Equivalents of the Borrower and its Subsidiaries as of such date.

        "Consolidated Net Income" means, for any period, the Consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

        "Consolidated Net Worth" means, at any date, the amount by which the Consolidated total assets of the Borrower and its Subsidiaries as of such date exceeds the Consolidated total liabilities of the Borrower and its Subsidiaries as of such date, with Consolidated total assets and Consolidated total liabilities being determined in accordance with GAAP.

        "Consolidated Total Capitalization" means, at any date, the sum of Consolidated Net Worth as of such date and Consolidated Funded Debt as of such date.

        "Contingent Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business, the Borrower's or any Subsidiary's customary accounts payable or progress payments due from the Borrower or any of its Subsidiaries in the ordinary course of its business, or obligations of the Borrower or any of its Subsidiaries under operating leases entered into in the ordinary course of business.

        "Credit Facilities" means , collectively, the Revolving Credit Facility and the Term Loans.

        "Crestar" means Crestar Bank, a Virginia banking corporation, and its successors.

        "Current Maturities of Long-Term Debt" means, at any date, the Consolidated current maturities of long-term Debt of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP; provided, however, that Current Maturities of Long-Term Debt as of the beginning of each of the four-quarter periods ending January 31, 1999, April 30, 1999, July 31,

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1999, and October 31, 1999, shall be calculated as if Steel of West Virginia and its Subsidiaries were Subsidiaries of the Borrower as of the beginning of the applicable four-quarter period.

        "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (other than customary accounts payable and progress payments due from such Person in the ordinary course of its business), (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

        "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

        "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

        "Effective Time of the Merger" shall mean the "Effective Time" as defined in Section 2.2 of the Acquisition Agreement.

        "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the permitted assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

        "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

        "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or

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Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing, as such statutes, rules and regulations are amended or modified from time to time.

        "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

        "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

        "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

        "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

        "Existing Credit Facilities" means, collectively, the revolving credit facility and the term loans (including, without limitation, the separate term loan from NationsBank) made available to the Borrower under the Credit Agreement dated February 15, 1996, by and among the Borrower, the lenders referred to therein, First Union as Agent and Wachovia as Co-Agent.

        "Facility Fee Payment Dates" means December 31, 1998, and the last Business Day of each March, June, September and December thereafter occurring prior to the Revolving Credit Termination Date.

        "Facility Fee Percentage" shall have the meaning assigned thereto in
Section 4.3(c).

        "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.


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        "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the immediately preceding Business Day.

        "First Adjustment Date" means five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) for and as of the fiscal quarter of the Borrower ending July 31, 1999.

        "First Union" means First Union National Bank, a national banking association, and its successors.

        "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on October 31.

        "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

        "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

        "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantors" means, collectively, John W. Hancock, Jr., Incorporated, Socar, Inc., RESCO Steel Products Corporation, Shredded Products Corp., Roanoke Technical Treatment & Services, Inc., Socar of Ohio, Inc., and each other Subsidiary of the Borrower which executes a guaranty agreement pursuant to
Section 8.13.

        "Guaranty Agreement" means the Guaranty Agreement from the Guarantors in favor of the Agent and the Lenders, substantially in the form of Exhibit E hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof in whole or in part.


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        "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

        "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified from time to time.

        "Interest Period" shall mean one of the Interest Periods described in
Section 4.1.

        "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

        "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Loans hereunder.

        "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

        "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:


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               LIBOR Rate =                  LIBOR
                             ------------------------------------
                             1.00 - Eurodollar Reserve Percentage

        "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

        "Loans" means, collectively, the Revolving Credit Loans and the Term Loans; "Loan" means any of such Loans.

        "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes, the Term Notes, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement, the Guaranty Agreement, any Hedging Agreement executed by any Lender, each additional subsidiary security agreement and guaranty agreement executed and delivered pursuant to Section 8.13 and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or modified from time to time.

        "Margin Stock" shall have the meaning assigned to such term in Regulation U.

        "Material Adverse Effect" means, with respect to the Borrower and its Subsidiaries, a material adverse effect on (a) the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower and its Subsidiaries taken as a whole to perform their obligations under the Loan Documents or Material Contracts.

        "Material Contract" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA to which the Borrower or any ERISA Affiliate is making, is accruing an obligation to make or has made contributions within the preceding six years.

        "NationsBank" means NationsBank, N.A., a national banking association, and its successors.

        "Net Funded Debt to EBITDA Ratio" means a ratio, measured as of the end of each fiscal quarter of the Borrower, of Consolidated Net Funded Debt as of the date of measurement to Consolidated EBITDA for the four-quarter period ending on the date of measurement.

        "Notes" means, collectively, the Revolving Credit Notes and the Term Notes, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Note" means any of such Notes.

        "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

        "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

        "Notice of Request for Term Loans" shall have the meaning assigned thereto in Section 3.2(a).

        "Obligations" means, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by the Borrower to any Lender or the Agent under any Hedging Agreement entered into in connection with or relating to the Loans, or any of them, and (c) all other fees and commissions (including reasonable attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Agent, the Lenders, or any of them, under or in respect of this Agreement, any Note or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

        "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

        "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

        "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

        "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

        "Register" shall have the meaning assigned thereto in Section 13.10(d).

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States.

        "Required Lenders" means, at any date, any combination of Lenders which hold Total Credit Exposure Percentages which aggregate at least sixty-six and two-thirds percent (66-2/3%).

        "Restricted Margin Stock" means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Sections 10.3 and 10.6.

        "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.5 and 13.10.

        "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio, expressed as a percentage, of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Aggregate Revolving Credit Commitment.

        "Revolving Credit Facility" means the revolving credit facility established pursuant to Article 2 hereof.

        "Revolving Credit Facility Fee" shall have the meaning assigned thereto in Section 4.3(b).

        "Revolving Credit Loans" means the revolving credit loans made to the Borrower pursuant to Section 2.1; "Revolving Credit Loan" means any of such revolving credit loans.

        "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

        "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.6.

        "SEC" means the Securities and Exchange Commission or any successor agency.

        "Security Agreement" means the Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit C hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

        "Security Documents" means, collectively, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement, the Guaranty Agreement and each other agreement or writing hereafter executed or entered into pursuant to which the Borrower or any Subsidiary pledges or grants a security interest in any property or assets which may hereafter secure the Obligations or by which any such Person guaranties the payment and/or performance of the Obligations.

        "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

        "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., and any successor thereto.

        "Steel of West Virginia" means Steel of West Virginia, Inc., a Delaware corporation.

        "Steel of West Virginia Margin Stock" means the issued and outstanding shares of common stock of Steel of West Virginia; provided that any such common stock shall cease to be Steel of West Virginia Margin Stock at such time as such common stock ceases to be Margin Stock.

        "Subsidiary" means as to any Person, any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower, and each reference to the Subsidiaries of the Borrower shall include Steel of West Virginia and its Subsidiaries.

        "Subsidiary Security Agreement" means the Subsidiary Security Agreement among John W. Hancock, Jr., Incorporated, Socar, Inc., Resco Steel Products Corporation, Shredded Products Corp., Roanoke Technical Treatment & Services, Inc., Socar of Ohio, Inc., and the Agent, substantially in the form of Exhibit D hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions therefor, in whole or in part.

        "Suspense Account" means the account of the Borrower maintained with the Agent in which the Borrower shall deposit and maintain in accordance with
Section 3.2(c) a portion of the proceeds of the Term Loans sufficient to pay in full all indebtedness of SWVA, Inc., Steel of West Virginia and/or any other Subsidiary of Steel of West Virginia owing to The CIT Group/Business Credit, Inc.

        "Suspense Account Security Agreement" means the Suspense Account Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit K hereto, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

        "SWVA" means SWVA Acquisition, Inc., a Virginia corporation and a Wholly-Owned Subsidiary of the Borrower.

        "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

        "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in a maximum principal amount not to exceed the amount set forth opposite such Lender's name on
Schedule 1 hereto.

        "Term Loan Maturity Date" means the date on which the last quarterly principal installment of each Term Loan is due and payable under Section 3.3(a).

        "Term Loan Percentage" means, as to any Lender at any time, the ratio, expressed as a percentage, of (a) the amount of the Term Loan Commitment of such Lender to (b) the aggregate Term Loan Commitments of all of the Lenders.

        "Term Loans" means the term loans made to the Borrower pursuant to
Section 3.1; "Term Loan" means any of such term loans.

        "Term Notes" means the separate Term Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit B hereto, evidencing the Term Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Term Note" means any of such Term Notes.

        "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a) (2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

        "Total Credit Exposure Percentage" means, as to any Lender at any time, the ratio of (a) the sum of (i) such Lender's Revolving Credit Commitment, and
(ii) the aggregate outstanding principal balance of the Term Loans owing to such Lender, to (b) the sum of (i) the Aggregate Revolving Credit Commitment of all of the Lenders, and (ii) the aggregate outstanding principal balance of the Term Loans owing to all of the Lenders. As of the Closing Date, (i) First Union's Total Credit Exposure Percentage is 33.33333333%, (ii) Wachovia's Total Credit Exposure Percentage is 25%, (iii) NationsBank's Total Credit Exposure Percentage is 25%, and (iv) Crestar's Total Credit Exposure Percentage is 16.66666667%.

        "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

        "United States" means the United States of America.

        "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

        "Upfront Fee" shall have the meaning assigned thereto in Section 4.3(a).

        "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

        "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

        Section 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

        Section 1.3 Other Definitions and Provisions.

        (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement, the Guaranty Agreement and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

        (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                    ARTICLE 2
                            REVOLVING CREDIT FACILITY

        Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Revolving Credit Commitment, and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Revolving Credit Commitment. Each Revolving Credit Loan by a

Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

        Section 2.2 Procedure for Advances of Loans.

        (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit F (a "Notice of Borrowing"), not later than 11:00 a.m. (Charlotte time) (i) on the requested borrowing date in the event that the Revolving Credit Loans will initially be made as Base Rate Loans, and (ii) three (3) Business Days prior to the requested borrowing date in the event that the Revolving Credit Loans will initially be made as LIBOR Rate Loans, of its intention to borrow, specifying
(A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (C) whether the Revolving Credit Loans are initially to be Base Rate Loans or LIBOR Rate Loans, and (D) in the case of LIBOR Rate Loans, the duration of the initial Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of its receipt of each Notice of Borrowing.

        (b) Disbursement of Loans. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to Section 4.7, the Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loans requested pursuant to this Section 2.2 until each Lender shall have made available to the Agent its Revolving Credit Commitment Percentage of such Revolving Credit Loans.

        Section 2.3 Repayment of Revolving Credit Loans.

        (a) Repayment on Revolving Credit Termination Date. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full, together with all accrued but unpaid interest thereon, on the Revolving Credit Termination Date.

        (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, the Revolving Credit Loans in an amount equal to such excess. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to
Section 4.9.

        (c) Optional Repayments. The Borrower may at any time and from time to time repay, without premium or penalty except as provided in (d) below, the Revolving Credit Loans, in whole or in part, upon the same Business Day's irrevocable notice to the Agent with respect to Base Rate Loans and three (3) Business Days' irrevocable notice to the Agent with respect to LIBOR Rate Loans, in each case given not later than 11:00 a.m. (Charlotte time) on the applicable Business Day, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $500,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans, and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans.

        (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any Revolving Credit Loan which constitutes a LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9.

        Section 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

        Section 2.5 Permanent Reduction of the Aggregate Commitment.

        (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty except as provided herein, the Aggregate Revolving Credit Commitment in an aggregate principal amount not less than $5,000,000 or any whole multiple of $5,000,000 in excess thereof.

        (b) Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans of the Lenders after such reduction to the Aggregate Revolving Credit Commitment as so reduced and by payment of accrued interest on the amount of such repaid principal. Any reduction of the Aggregate Revolving Credit Commitment to zero shall, if such reduction is permanent, result in the termination of the Revolving Credit Commitments and the Revolving Credit Facility. If the reduction of the Aggregate Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9.

        Section 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of (a) December 15, 2003, (b) the date of termination by the Borrower pursuant to Section 2.5(a), and (c) the date of termination by the Agent on behalf of the Lenders pursuant to Section 11.2(a).

        Section 2.7 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees, charges and expenses incurred in connection with the transactions described in this Agreement.

                                    ARTICLE 3
                                   TERM LOANS

        Section 3.1 Term Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date or, at the option of the Borrower, on any other Business Day occurring on or before February 28, 1999; provided that the principal amount of the Term Loan from each Lender to the Borrower shall not at any time exceed such Lender's Term Loan Commitment. The Term Loan made by each Lender shall be in a principal amount equal to such Lender's Term Loan Percentage of the aggregate principal amount of all Term Loans made hereunder. The Term Loans shall be made in a single advance, and the Borrower shall have no right to reborrow any amount repaid or prepaid with respect to the Term Loans.

        Section 3.2 Procedure for Making Term Loans.

        (a) Request for Term Loans. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit G (the "Notice of Request for Term Loans"), not later than 11:00 a.m. (Charlotte time) at least three (3) Business Days before the Term Loans are to be advanced, of its request for the Term Loans, specifying (A) the date the Term Loans are to be advanced, which shall be a Business Day and (B) the amount of the Term Loans. If the Notice of Request for Term Loans is received after 11:00 a.m. (Charlotte time), it shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of its receipt of the Notice of Request for Term Loans.

        (b) Disbursement of Term Loans. Not later than 1:00 p.m. (Charlotte time) on the date the Term Loans are to be advanced, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Term Loan Percentage of the Term Loans to be made hereunder. Subject to Section 3.2(c) below, the Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of the Term Loans in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be specified by the Borrower. Subject to
Section 4.7, the Agent shall not be obligated to disburse the proceeds of the Term Loans until each Lender shall have made available to the Agent its Term Loan Percentage of the Term Loans.

        (c) Disbursement to Suspense Account. A portion of the proceeds of the Term Loans sufficient to pay in full all indebtedness of SWVA, Inc., Steel of West Virginia and/or any other Subsidiary of Steel of West Virginia owing to The CIT Group/Business Credit, Inc. shall be disbursed by the Agent directly to the Suspense Account, shall be maintained in the Suspense Account until disbursed therefrom to pay such indebtedness owing to The CIT Group/Business Credit, Inc. and shall be used by the Borrower to pay all such indebtedness owing to The CIT Group/Business Credit, Inc. on or before the earlier to occur of (i) the Effective Time of the Merger, and (ii) January 15, 1999. The balance, if any, of funds maintained in the Suspense Account after all such indebtedness owing to The CIT Group/Business Credit, Inc. has been paid in full shall be paid to the Borrower.

        Section 3.3 Repayment of Term Loans.

        (a) Scheduled Repayments. The Borrower shall repay the principal of each Term Loan in twenty-eight (28) consecutive quarterly installments, with the first twenty-seven (27) such quarterly installments of principal being equal to one-fortieth (1/40th) of the original principal amount of the Term Loan and with the last such quarterly installment of principal being equal to the entire remaining principal balance of the applicable Term Loan. Quarterly installments of principal shall be due and payable on April 1, 1999, and on the first Business Day of each July, October, January and April thereafter through and including January 3, 2006.

        (b) Optional Prepayments. The Borrower may at any time and from time to time prepay, without premium or penalty except as provided in (c) below, the Term Loans, in whole or in part, upon at least three (3) Business Days irrevocable notice to the Agent given not later than 11:00 a.m. (Charlotte time) on the applicable Business Day, specifying the date and amount of prepayment. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments of principal of the Term Loans in an aggregate amount of less than $10,000,000 shall be applied ratably (to each Term Loan in accordance with each Lender's respective Term Loan Percentage) to reduce the scheduled principal payments due under such Term Loan in their inverse chronological order of maturity. Partial prepayments of principal of the Term Loans in an aggregate amount equal to or greater than $10,000,000 shall be applied ratably (to each Term Loan in accordance with each Lender's respective Term Loan Percentage) to reduce by an equal amount each of the remaining scheduled principal payments due under such Term Loan. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

        (c) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay or prepay the Term Loans on any date other than on the last day of the Interest Period applicable thereto unless such repayment or prepayment is accompanied by any amount required to be paid pursuant to Section 4.9.

        Section 3.4 Term Notes. Each Lender's Term Loan and the obligation of the Borrower to repay such Term Loan shall be evidenced by a Term Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Term Loan, plus interest and all other fees, charges and other amounts due thereon. Each Term Note shall be dated the date hereof and shall bear interest from and including the date the Term Loans are advanced on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

        Section 3.5 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans solely to finance the Acquisition Transactions, including certain fees and expenses incurred in connection therewith, and to repay certain indebtedness of the Borrower and its Subsidiaries, including certain indebtedness of SWVA, Inc., Steel of West Virginia and/or any other Subsidiary of Steel of West Virginia owing to The CIT Group/Business Credit, Inc. to be repaid on or before the earlier to occur of (i) the Effective Time of the Merger, and (ii) January 15, 1999.


                                    ARTICLE 4
                             GENERAL LOAN PROVISIONS

        Section 4.1 Interest.

        (a) Interest Rate Options. Subject to the provisions of this Section 4.1, (i) at the election of the Borrower, the aggregate principal balance of the Revolving Credit Loans (or any portion thereof) shall bear interest at the Base Rate or the LIBOR Rate, plus, in each case, the Applicable Margin as set forth below, and (ii) the aggregate principal balance of the Term Loans shall bear interest at the LIBOR Rate, plus the Applicable Margin as set forth below. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 with respect thereto and at the time each Notice of Conversion/Continuation is given pursuant to Section 4.2 with respect thereto. From and including the date the Term Loans are advanced to but excluding the first Business Day of the next calendar quarter, the Term Loans shall bear interest at the LIBOR Rate (calculated for a one-month interest period as of two Business Days prior to the date the Term Loans are advanced) plus 1.25%. Thereafter, (i) the Term Loans shall bear interest at the LIBOR Rate plus the Applicable Margin, and (ii) the Term Loans shall have successive

Interest Periods of three (3) months, with the first such three-month Interest Period commencing on the first Business Day of the first calendar quarter beginning after the date the Term Loans are advanced and ending on the first Business Day of the next calendar quarter, and with each subsequent such three-month Interest Period commencing on the date on which the next preceding Interest Period expires and ending on the first Business Day of the next calendar quarter. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate and each Term Loan shall be a "LIBOR Rate Loan". Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

        (b) Interest Periods. In connection with each Revolving Credit Loan which is a LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2) or three
(3) months, and in connection with the Term Loans, the Borrower has elected the initial Interest Period and successive Interest Periods of three (3) months thereafter as provided in Section 4.1(a); provided that:

               (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

               (iv) no Interest Period relating to a Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date, and no Interest Period relating to the Term Loans shall extend beyond the Term Loan Maturity Date; and

               (v) there shall be no more than five (5) Interest Periods relating to the Revolving Credit Loans outstanding at any time, and there shall be no more than one (1) Interest Period relating to the Term Loans outstanding at any time.

        (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Revolving Credit Loans and the Term Loans (the "Applicable Margin") shall (i) equal 0% for Revolving Credit Loans which constitute Base Rate Loans, .50% for Revolving Credit Loans which constitute LIBOR Rate Loans and 1.25% for the Term Loans from and including the Closing Date through and excluding the First Adjustment Date, and (ii) thereafter be determined by reference to the Net Funded Debt to EBITDA Ratio in accordance with the following table:

        RATIO                                                APPLICABLE MARGIN

Net Funded Debt to EBITDA Ratio              REVOLVING CREDIT LOANS             TERM LOANS

                                             Base Rate     LIBOR Rate           LIBOR Rate

Less than 1.0 to 1                               0%           .30%                  .65%

Equal to or greater than 1.0 to 1
but less than 1.5 to 1                           0%           .30%                  .85%

Equal to or greater than 1.5 to 1
but less than 2.0 to 1                           0%           .40%                  1.05%

Equal to or greater than 2.0 to 1
but less than 2.5 to 1                           0%           .50%                  1.25%

2.5 to 1 or greater                              0%           .60%                  1.45%

Except during the initial period described in clause (i) above, the Applicable Margin shall be automatically adjusted five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) or (b) and an Officer's Compliance Certificate pursuant to Section 7.2 demonstrating to the Agent's satisfaction that there has been a change in the Net Funded Debt to EBITDA Ratio which would cause a change in the Applicable Margin in accordance with the preceding table. Subject to Section 11.3, in the event that the Borrower is delinquent in delivering to the Agent any Consolidated financial statements of the Borrower and its Subsidiaries by the date specified therefor in Section 7.1 or any Officer's Compliance Certificate by the date specified therefor in Section 7.2, the Applicable Margin shall be nonetheless adjusted at the time such delinquent Consolidated financial statements and/or Officer's Compliance Certificate are received by the Agent (with such adjustment being retroactive to the date which is five (5) Business Days after the last date by which such delinquent Consolidated financial statements and Officer's Compliance Certificate should have been delivered to the Agent hereunder) based on the Net Funded Debt to EBITDA Ratio determined by reference to such delinquent Consolidated financial statements and Officer's Compliance Certificate.

        (d) Default Rate. Subject to Section 11.3, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the then current Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

        (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing December 31, 1998, and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

        (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

        Section 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option with respect to the Revolving Credit Loans to (a) convert at any time all or any portion of its outstanding Revolving Credit Loans which constitute Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Revolving Credit Loans which constitute LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Revolving Credit Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit H (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) one (1) Business Day before the day on which a proposed conversion of such Revolving Credit Loan to a Base Rate Loan is to be effective and three (3) Business Days before the day on which a proposed conversion or continuation of such Loan to or as a LIBOR Rate Loan is to be effective specifying (A) the Revolving Credit Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the
principal amount of such Revolving Credit Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Agent shall promptly notify the Lenders of its receipt of each such Notice of Conversion/Continuation.

        Section 4.3 Fees.

        (a) Upfront Fee. The Borrower shall pay to the Agent for the account of the Lenders a one-time, non-refundable upfront fee (the "Upfront Fee") equal to one-quarter of one percent (1/4 of 1%) of the aggregate amount of the Credit Facilities. The Upfront Fee shall be due and payable on the Closing Date. The Upfront Fee received by the Agent shall be distributed by the Agent to the Lenders, ratably in accordance with the Lenders' respective Total Credit Exposure Percentages as of the Closing Date.

        (b) Revolving Credit Facility Fee. The Borrower shall pay to the Agent for the account of the Lenders a non-refundable facility fee relating to the Revolving Credit Facility (the "Revolving Credit Facility Fee") at a rate per annum equal to the applicable Facility Fee Percentage as set forth below times the average daily Aggregate Revolving Credit Commitment. The Revolving Credit Facility Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter occurring prior to the Revolving Credit Termination Date commencing December 31, 1998, and on the Revolving Credit Termination Date. Each installment of the Revolving Credit Facility Fee shall be equal to the product of (i) the average daily Aggregate Revolving Credit Commitment during the applicable period, times (ii) the applicable Facility Fee Percentage on the day such installment is due, times (iii) a fraction the numerator of which is the number of days that elapse during the applicable period and the denominator of which is 360, based on the number of days in the year in which the applicable quarter or other period occurs.

        (c) Facility Fee Percentages. The Facility Fee Percentage provided for in Section 4.3(b) (the "Facility Fee Percentage") shall (i) equal .30% from and including the Closing Date through and excluding the First Adjustment Date, and
(ii) thereafter be determined by reference to the Net Funded Debt to EBITDA Ratio in accordance with the following table:

               Net Funded Debt                                Facility Fee
              to EBITDA Ratio                                  Percentage

        Less than 1.0 to 1                                         .125%

        Equal to or greater than 1.0                                .20%
        to 1 but less than 1.5 to 1

        Equal to or greater than 1.5 to 1                           .25%
        but less than 2.0 to 1

        Equal to or greater than 2.0 to 1                           .30%
        but less than 2.5 to 1

        2.5 to 1 or greater                                         .35%

        Except during the initial period described in clause (i) above, the Facility Fee Percentage shall be automatically adjusted five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to
        Section 7.1 (a) or (b) and an Officer's Compliance Certificate pursuant to Section 7.2 demonstrating to the Agent's satisfaction that there has been a change in the Net Funded Debt to EBITDA Ratio which would cause a change in the Facility Fee Percentage in accordance with the preceding table. Subject to Section 11.3, in the event that the Borrower is delinquent in delivering to the Agent any Consolidated financial statements of the Borrower and its Subsidiaries by the date specified therefor in Section 7.1 or any Officer's Compliance Certificate by the date specified therefor in Section 7.2, the Facility Fee Percentage shall be nonetheless adjusted at the time such delinquent Consolidated financial statements and/or Officer's Compliance Certificate are received by the Agent (with such adjustment being retroactive to the date which is five (5) Business Days after the last date by which such delinquent Consolidated financial statements and Officer's Compliance Certificate should have been delivered to the Agent hereunder) based on the Net Funded Debt to EBITDA Ratio determined by reference to such delinquent Consolidated financial statements and Officer's Compliance Certificate.

        (d) Agent's and Other Fees. In order to compensate the Agent for its services as Agent with respect to the Revolving Credit Loans and the Term Loans and for its obligations hereunder, the Borrower agrees to pay to the Agent, for its own account, the fees set forth in the separate fee letter executed by the Borrower and the Agent dated November 5, 1998.

        Section 4.4 Manner of Payment. Each payment (including scheduled repayments described in Article 3) by the Borrower on account of the principal of or interest on the Revolving Credit Loans and the Term Loans, and each payment of any fee, commission or other amounts payable to the Lenders under this Agreement or any Revolving Credit Note or Term Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Agent for the account of the Lenders ratably in accordance with their respective (i) Revolving Credit Commitment Percentages in the case of payments with respect to the Revolving Credit Loans, and (ii) Term Loan Percentages in the case of payments with respect to the Term Loans, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall credit each Lender's account with its ratable share of such payment in accordance with such Lender's
(i) Revolving Credit Commitment Percentage in the case of payments with respect to the Revolving Credit Loans, and (ii) Term Loan Percentage in the case of payments with respect to the Term Loans, and shall wire advice of the amount of such credit to each Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a

Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall, except in the case of a scheduled interest payment, be included in computing interest.

        Section 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's fees, if any, then due and payable, then to all facility and other fees then due and payable, then to accrued and unpaid interest on the Notes, and then to the principal amount of the Notes (ratably in accordance with all such amounts due), in that order.

        Section 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral (other than the collateral described in the Security Agreement, the Subsidiary Security Agreement and the Suspense Account Security Agreement) in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        Section 4.7 Nature of Obligations of Lenders Regarding Loans; Assumption by the Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.2(b) or 3.2(b), as the case may be, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's ratable portion of the amount to be borrowed and (b) the daily average Federal Funds Rate during such period as determined by the Agent, and (c) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's ratable portion of the amount to be borrowed shall have become immediately available to the Agent and the denominator of which is
360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's ratable portion of the amount to be borrowed is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its ratable portion of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its ratable portion of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Loan available on the borrowing date.

        Section 4.8 Changed Circumstances.

        (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall, at the Borrower's option, either repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan, or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

        (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

        (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within thirty (30) days after such notice by the Agent and receipt of the certificate described below, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided that the Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined based upon the assumption that such Lender funded its ratable portion of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical under the circumstances. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be presumed to be correct and binding in the absence of proof of error.

        Section 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue or convert an interest rate on a date specified therefor in a Notice of Borrowing, the Notice of Request for Term Loans or a Notice of Continuation/ Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined based upon the assumption that such Lender funded its ratable portion of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical under the circumstances. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be presumed to be correct and binding in the absence of proof of error.

        Section 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation by a Governmental Authority of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Revolving Credit Commitments or the Term Loans below the rate which the Lender or such other corporation could have achieved hereunder but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be presumed to be correct and binding in the absence of proof of error.

        Section 4.11 Taxes.

        (a) Payments Free and Clear. Unless otherwise required by Applicable Law, any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

        (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

        (c) Indemnity. The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

        (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

        (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United

States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

        (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Credit Facilities.


                                    ARTICLE 5
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

        Section 5.1 Closing. The closing shall take place at the offices of Woods, Rogers & Hazlegrove, P.L.C. at 10:00 a.m. on December 15, 1998, or on such other date as the parties hereto shall mutually agree.

        Section 5.2 Conditions to Closing. The obligations of the Lenders to close this Agreement are subject to the satisfaction of each of the following conditions:

        (a) Executed Loan Documents. This Agreement, each of the Notes, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement and the Guaranty Agreement shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent.

        (b) UCC Search Reports. The Agent shall have received UCC search reports acceptable to the Agent, covering the Borrower or the applicable Subsidiary, as applicable, for each filing office in which a financing statement in favor of the Agent for the benefit of the Lenders has been or is being filed to perfect the security interests granted to the Agent for the benefit of the Lenders in the Security Agreement and the Subsidiary Security Agreement and for each filing office otherwise specified by the Agent, which show only Liens which have been terminated (or which are being terminated simultaneously with the closing of the Credit Facilities), Liens permitted under Section 10.3 and Liens which are otherwise acceptable to the Agent.

        (c) Hedging Agreement. The Agent shall have received evidence satisfactory to the Agent that the Borrower has entered into a Hedging Agreement upon terms and conditions reasonably acceptable to the Agent which covers not less than one-half (1/2) of the Borrower's floating interest rate exposure with respect to the Term Loans.

        (d)    Closing Certificates; etc.

               (i) Certificate of Secretary of the Borrower. The Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party.

               (ii) Certificate of the Secretary of each Guarantor. The Agent shall have received a certificate of the secretary or assistant secretary of each Guarantor certifying that attached thereto is a true and complete copy of the articles of incorporation of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Guarantor authorizing the execution, delivery and performance of the Subsidiary Security Agreement and the Guaranty Agreement; and as to the incumbency and genuineness of the signature of the officer of such Guarantor executing the Subsidiary Security Agreement and the Guaranty Agreement.

               (iii) Certificates of Good Standing. The Agent shall have received certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower is qualified to do business, and the Agent shall have received certificates as of a recent date of the good standing of each Guarantor under the laws of its jurisdiction of organization and each other jurisdiction where such Guarantor is qualified to do business.

        (e)    Financial Matters.

               (i) Financial Statements. The Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries (which do not include Steel of West Virginia or its Subsidiaries) and the most recent audited Consolidated financial statements of Steel of West Virginia and its Subsidiaries, all in form and substance satisfactory to the Agent and the Lenders.

               (ii) Payments at Closing. There shall have been paid by the Borrower to the Agent and the Lenders any fees or commissions due on or before the Closing Date (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents or any financing statements.

        Section 5.3 Conditions to Initial Extensions of Credit. The obligations of the Lenders to make the initial Revolving Credit Loans and the Term Loans are subject to the satisfaction of each of the following additional conditions:

        (a) Financing Statements. The Agent shall have received UCC financing statements, signed by the Borrower or the applicable Subsidiary, as applicable, and otherwise in form and substance acceptable to the Agent, along with evidence satisfactory to the Agent indicating that they have been filed in the appropriate filing offices to perfect the security interests granted to the Agent for the benefit of the Lenders in the Security Agreement and the Subsidiary Security Agreement.

        (b) Acquisition Transactions. Each of the Agent and the Lenders shall have received evidence satisfactory to the Agent and the Lenders that each of the conditions described in Annex A to the Acquisition Agreement has been satisfied or waived and that SWVA is required to purchase the Steel of West Virginia shares tendered pursuant to the tender offer described in the Acquisition Agreement, which evidence shall include a written certification to that effect from the chief executive officer or chief financial officer of the Borrower.

        (c) Officer's Certificate of the Borrower. The Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete as if made on the initial funding date; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions set forth in this Article 5.

        (d) Bylaws. The Agent shall have received certified copies of the bylaws of the Borrower and each of its Subsidiaries as then in effect.

        (e) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders with respect to the Borrower, the Guarantors, the Loan Documents and such other matters as the Lenders shall reasonably request.

        (f) Consents; Defaults.

               (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

               (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

               (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

        (g) Existing Credit Facilities. The Borrower and the Lenders acknowledge and agree that each of the Existing Credit Facilities shall be terminated simultaneously with the making of the initial Revolving Credit Loans and the Term Loans.

        (h) Miscellaneous.

               (i) Notice of Borrowing. The Agent shall have received written instructions from the Borrower to the Agent directing the payment of any proceeds of the initial Loans to be made under this Agreement.

               (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as any Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

               (iii) Due Diligence and Other Documents. The Borrower shall have delivered to the Agent such other documents, certificates and opinions as the Agent reasonably requests, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

        Section 5.4 Conditions to All Loans. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

        (a) Continuation of Representations and Warranties. The representations and warranties contained in Article 6 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date.

        (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date or after giving effect to the Loan or Loans to be made on such date.

                                    ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        Section 6.1 Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Agent and the Lenders that:

        (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its properties or the nature or transaction of its business requires such qualification and authorization, except where a failure to be so qualified and authorized in another jurisdiction would not in any given case or in the aggregate have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).

        (b) Ownership. Each Subsidiary of the Borrower is listed on Schedule 6.1(b). The capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 6.1(b).

        (c) Authorization of Agreement; Loan Documents and Borrowings. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or the applicable Subsidiaries which are parties thereto, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

        (d) Compliance of Agreement, Loan Documents and Borrowings with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any

Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, except the documents governing the Existing Credit Facilities, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

        (e) Acquisition Transactions. Each of the Borrower and SWVA has the corporate right, power and authority to enter into and perform its obligations under, and has taken all necessary corporate and other action to authorize, the Acquisition Agreement and the Acquisition Transactions. The execution, delivery and performance by the Borrower and SWVA of the Acquisition Agreement in accordance with its terms and the consummation of the Acquisition Transactions do not and will not (i) require any consent or approval of, registration or filing with, or any other action by, stockholders or any Governmental Authority or any other Governmental Approval, except for those which have been obtained and are in full force and effect and those filings which may be made following the consummation of the Acquisition Transactions to reflect or evidence the consummation thereof and except for the approval of the Merger (as defined in the Acquisition Agreement) by the stockholders of Steel of West Virginia and any required filings with the SEC in connection with such approval, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower, SWVA, Steel of West Virginia or any of their respective Subsidiaries or any indenture, agreement or other material instrument to which the Borrower, SWVA, Steel of West Virginia or any of their respective Subsidiaries is a party or by which any of their respective properties may be bound (other than indentures, agreements and other instruments which will be paid in full and terminated in connection with the closing of the Credit Facilities) or any material Governmental Approval relating to the Borrower, SWVA, Steel of West Virginia or any of their respective Subsidiaries or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, SWVA, Steel of West Virginia or any of their respective Subsidiaries other than Liens arising under the Loan Documents.

        (f) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; except where a failure to have such Governmental Approvals or to be in compliance therewith would not in any given case or in the aggregate have a Material Adverse Effect.

        (g) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof (and, in the case of Steel of West Virginia and its Subsidiaries, for all fiscal years of Steel of West Virginia and portions thereof) since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

        (h) Intellectual Property Matters. To the best of the Borrower's knowledge, each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. To the best of the Borrower's knowledge, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, except as set forth on Schedule 6.1(h), neither the Borrower nor any Subsidiary is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

        (i) Environmental Matters. Except as set forth on Schedule 6.1(I):

               (i) The properties of the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a material violation of, or (B) could give rise to any material liability under, applicable Environmental Laws;

               (ii) Such properties and all operations conducted in connection therewith are in compliance in all material respects, and have been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could substantially interfere with the continued operation of any material property or properties of the Borrower and its Subsidiaries or materially impair the fair saleable value thereof;

               (iii) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened;

               (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to any material liability under, Environmental Laws, nor have any Hazardous

Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to any material liability under, any applicable Environmental Laws;

               (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

               (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

        (j)  ERISA.

               (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any current Employee Benefit Plans other than those identified on Schedule 6.1(j);

               (ii) Each of the Borrower and its ERISA Affiliates is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c) (3) (C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in section 406 of ERISA or Section 4975 of the Code,

(B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
(C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur; and

               (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

        (k) Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" (as each such term is defined or used in Regulation U) Margin Stock. No part of the proceeds of any of the Loans will be used for purchasing or carrying Margin Stock in violation of Regulation U, and, without limiting the generality of the foregoing, not more than 25% of the value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, that are subject to the restrictions in Sections 10.3 and 10.6 will be attributable to Margin Stock.

        (l) Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended), and neither the Borrower nor any Subsidiary is, or after giving effect to the Loans will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

        (m) Material Contracts. Schedule 6.1(m) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto. Other than as set forth in Schedule 6.1(m), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have made available to the Agent a true and complete copy of each Material Contract required to be listed on
Schedule 6.1(m).

        (n) Employee Relations. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(n), party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppages or other collective labor disputes involving its employees or those of its Subsidiaries.

        (o) Burdensome Provisions. Neither the Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

        (p) Financial Statements. The (i) Consolidated balance sheets of the Borrower and its Subsidiaries (excluding Steel of West Virginia and its Subsidiaries) as of October 31, 1997, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, and (ii) unaudited Consolidated balance sheets of the Borrower and its Subsidiaries (excluding Steel of West Virginia and its Subsidiaries) as of July 31, 1998, and the related statements of income and retained earnings and cash flows for the fiscal quarter then ended, copies of which have been furnished to the Agent and each Lender, are complete and correct and, taken as a whole, fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries (excluding Steel of West Virginia and its Subsidiaries) as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject, in the case of interim financial statements, to customary year-end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, subject, in the case of interim financial statements, to customary year-end adjustments. The Borrower and its Subsidiaries (excluding Steel of West Virginia and its Subsidiaries) have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto, except for those relating to the obligations of the Borrower and SWVA under the Acquisition Agreement.

        (q) No Material Adverse Change. Since October 31, 1997, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

        (r) Solvency. As of the Closing Date and after giving effect to the Acquisition Transactions and each Loan made hereunder, the Borrower and its Subsidiaries taken as a whole will be Solvent.

        (s) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the Consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(p), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

        (t) Liens. None of the properties and assets of the Borrower or any Subsidiary is subject to any Lien, except Liens permitted pursuant to Section
10.3. Other than those listing the Agent for the benefit of the Lenders as secured party, no financing statement under the UCC of any state which names the Borrower or any Subsidiary or any of their respective trade names or divisions as debtor (and which has not been terminated) has been filed in any state or other jurisdiction, and neither the Borrower nor any Subsidiary has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3.

        (u) Debt and Contingent Obligations. Schedule 6.1(u) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries in excess of $500,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

        (v) Litigation. Except as set forth on Schedule 6.1(v) and except for actions, suits or proceedings which in each given case and in the aggregate will not have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

        (w) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary under any Material Contract or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

        (x) Year 2000 Compliance. The Borrower and its Subsidiaries have taken all appropriate actions to assure that the material computer based systems of the Borrower and its Subsidiaries are able to operate and effectively process data which includes dates on and after January 1, 2000, except where the failure to operate or process such dates would not have a Material Adverse Effect.

        (y) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary and furnished to the Agent or the Lenders (including, without limitation, all such written information, reports and other papers and data relating to the Acquisition Transactions, Steel of West Virginia or any of Steel of West Virginia's Subsidiaries) were at the time the same were so furnished and are complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrower or any Subsidiary in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents (including, without limitation, all such written information, reports and other papers and data relating to the Acquisition Transactions, Steel of West Virginia or any of Steel of West Virginia's Subsidiaries) contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries taken as a whole or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

        Section 6.2 Survival of Representations and Warranties. Etc. All representations and warranties set forth in this Article 6 and all representations and warranties contained in any certificate or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                    ARTICLE 7
                        FINANCIAL INFORMATION AND NOTICES

        Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Revolving Credit Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower will furnish or cause to be furnished to the Agent at the Agent's Office and to each of the Lender's at its office listed on the signature pages hereto, or at such other office as may be designated by the Agent or any Lender from time to time:

        Section 7.1 Financial Statements.

        (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries taken as a whole for the respective periods then ended, subject to normal year-end adjustments; provided that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10- Q filed with the SEC, but only as long as the financial statements contained in such quarterly report are substantially the same in content as the financial statements referred to above in this Section 7.1(a).

        (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP; provided that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such Fiscal Year on Form 10-K filed with the SEC, but only as long as the financial statements contained in such annual report are substantially the same in content as the financial statements referred to above in this
Section 7.1(b).

        (c) Annual Lenders' Meeting. At least annually and more often if reasonably requested by the Agent, the Borrower will make available its chief financial officer for a meeting with representatives of the Agent and each of the Lenders to discuss the financial condition, performance and prospects of the Borrower and its Subsidiaries, with each such meeting being held on a date and at a time and place reasonably selected by the Agent.

        Section 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b), the Borrower shall deliver to the Agent (which shall forward copies to the Lenders) a certificate of the chief financial officer or the treasurer of the Borrower in the form of
Exhibit I attached hereto (including Schedule 1 thereto) with the blanks therein appropriately completed (an "Officer's Compliance Certificate").

        Section 7.3 Other Reports.

        (a) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to stockholders and copies of all regular, periodic and special reports filed by the Borrower with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC; and

        (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

        Section 7.4 Notice of Subsidiaries, Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

        (a)    the formation or acquisition of any Subsidiary;

        (b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary or any of their respective properties, assets or businesses which in any given case or in the aggregate could reasonably be expected to have a Material Adverse Effect;

        (c) any notice of any violation received by the Borrower or any Subsidiary from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

        (d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary;

        (e) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary;

        (f) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary or any of their respective properties may be bound;

        (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

        (h) any material delay in consummating, or failure to consummate, any of the Acquisition Transactions; and

        (i) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any respect.

        Section 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Agent or any Lender

(other than financial forecasts) whether pursuant to this Article 7 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or such Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                    ARTICLE 8
                              AFFIRMATIVE COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Revolving Credit Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Subsidiaries to:

        Section 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

        Section 8.2 Maintenance of Property. Protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times in accordance with the past practices of the Borrower and its Subsidiaries. Notwithstanding the foregoing, the Borrower and its Subsidiaries shall have the right in the ordinary course of business to dispose of property for fair market value which the Borrower determines is no longer needed for the operation of the businesses of the Borrower and its Subsidiaries.

        Section 8.3 Insurance. Maintain insurance, including, without limitation, environmental liability insurance to the extent reasonably available, with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

        Section 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

        Section 8.5 Payment and Performance of Obligations. Pay and perform when due all Obligations under this Agreement and the other Loan Documents, and pay or perform when due (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Borrower or such Subsidiary may contest any item described in this Section 8.5 in good faith and by appropriate proceedings so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

        Section 8.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where a failure to comply with any Applicable Law or to maintain any Governmental Approval would not in any given case or in the aggregate have a Material Adverse Effect.

        Section 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use its reasonable best efforts to cause all tenants and subtenants, if any, to comply with, all applicable Environmental Laws and obtain and comply with and maintain, and use its reasonable best efforts to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws for the ownership or operation of the business of the Borrower and its Subsidiaries, (b) conduct and complete all investigations, studies, sampling and testing required under Environmental Laws, and all remedial, removal and other actions required of the Borrower and its Subsidiaries under Environmental Laws, and comply in a timely manner with all lawful orders and directives of any Governmental Authority regarding Environmental Laws applicable to the Borrower and its Subsidiaries, and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and reasonable expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

        Section 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate such Employee Benefit Plan in such a manner that will not incur any liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code or (e) furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent.

        Section 8.9 Compliance With Agreements. Comply in all material respects with each term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith and by appropriate proceedings so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

        Section 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

        Section 8.11 Visits and Inspections. Permit representatives of the Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management matters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

        Section 8.12 Year 2000 Compatibility. Take all actions reasonably necessary to assure that its material computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Agent or any Lender, the Borrower shall provide reasonable assurances satisfactory to the Agent and the Lenders of the Year 2000 compatibility of the material computer based systems of the Borrower and its Subsidiaries.

        Section 8.13 Additional Guarantors. Upon the request of the Agent, as soon as practicable and in any event within ten (10) days after such request, cause any Subsidiary created, formed or otherwise acquired after the Closing Date (i) to execute and deliver to the Agent and each Lender a subsidiary security agreement, substantially in the form attached hereto as Exhibit D with the blanks therein appropriately completed, and a guaranty agreement, substantially in the form attached hereto as Exhibit E with the blanks therein appropriately completed, and (ii) to deliver to the Agent and each Lender all related financing statements, UCC search reports, resolutions, opinions of counsel and other documents that the Agent or any Lender may reasonably request. Without limiting the generality of the foregoing, as soon as practicable and in any event not later than ten (10) days after the earlier to occur of (i) the Effective Time of the Merger, and (ii) April 30, 1999, the Borrower will cause Steel of West Virginia and each of its Subsidiaries (i) to execute and deliver to the Agent and each Lender a subsidiary security agreement, substantially in the form attached hereto as Exhibit D with the blanks therein appropriately completed, and a guaranty agreement, substantially in the form attached hereto as Exhibit E with the blanks therein appropriately completed, and (ii) to deliver to the Agent and each Lender all related financing statements, UCC search reports, resolutions, opinions of counsel and other documents that the Agent or any Lender may reasonably request.

        Section 8.14 Hedging Agreement. Maintain in full force and effect the Hedging Agreement described in Section 5.2(c) or another Hedging Agreement upon terms and conditions reasonably acceptable to the Agent which covers not less than one-half (1/2) of the Borrower's floating interest rate exposure with respect to the Term Loans.

        Section 8.15 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement, the Guaranty Agreement and the other Loan Documents.


                                    ARTICLE 9
                               FINANCIAL COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Revolving Credit Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will:

        Section 9.1 Fixed Charge Coverage Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated EBITDA for the four-quarter period ending on the date of measurement, to (y) the sum of Current Maturities of Long-Term Debt as at the beginning of such four-quarter period and Consolidated Interest Expense for such four-quarter period, which is not less than (i) 1.5 to 1 at any time from the Closing Date through and including October 30, 2001, or (ii) 1.75 to 1 at October 31, 2001, or at any time thereafter.

        Section 9.2 Funded Debt to Cash Flow Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Funded Debt as of the date of measurement, to (y) Consolidated EBITDA for the four-quarter period ending on the date of measurement, which is not greater than
(i) 3.0 to 1 from the Closing Date through and including October 30, 2000, or
(ii) 2.5 to 1 at October 31, 2000, or any time thereafter.

        Section 9.3 Debt to Capital Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Funded Debt as of the date of measurement, to (y) Consolidated Total Capitalization as of such date, which is not greater than (i) .60 to 1 from the Closing Date through and including October 30, 1999, (ii) .55 to 1 at October 31, 1999, or at any time thereafter through and including October 30, 2000, or (iii) .50 to 1 at October 31, 2000, or at any time thereafter.

        Section 9.4 Current Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Current Assets as of the date of measurement, to (y) Consolidated Current Liabilities as of such date, which is not less than 1.5 to 1 at any time.

                                   ARTICLE 10
                               NEGATIVE COVENANTS

        Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Revolving Credit Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will not, and will not permit any of its Subsidiaries to:

        Section 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

        (a) the Obligations;

        (b) Debt incurred in connection with the Hedging Agreement required pursuant to Section 5.2(c) and Section 8.14;

        (c) Debt incurred in connection with a swing line of credit of up to $5,000,000 provided by First Union;

        (d) existing Debt set forth on Schedule 6.1(u) and the renewal and refinancing (but not the increase) thereof; provided that the Borrower agrees to pay in full, or cause to be paid in full, all indebtedness of SWVA, Inc., Steel of West Virginia and/or any other Subsidiary of Steel of West Virginia owing to The CIT Group/Business Credit, Inc. on or before the earlier to occur of (i) the Effective Time of the Merger, and (ii) January 15, 1999;

        (e) Debt of the Borrower and its Subsidiaries incurred in connection with Capital Leases in an aggregate amount not to exceed $5,000,000 on any date of determination;

        (f) purchase money Debt of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 on any date of determination;

        (g) Debt consisting of Contingent Obligations permitted by Section 10.2; and

        (h) additional Debt for borrowed money of the Borrower; provided that prior to the incurrence of any such additional Debt for borrowed money of the Borrower (i) the Borrower shall have provided to the Agent and each of the Lenders information in reasonable detail concerning the proposed terms and conditions under which such additional Debt is to be incurred, (ii) the Agent and the Required Lenders shall have agreed in writing (which agreement will not be unreasonably withheld) that the terms and conditions under which such additional Debt is to be incurred do not violate Section 10.11 and are otherwise acceptable to the Agent and the Required Lenders, and (iii) if requested by the Agent or the Required Lenders, the obligee(s) with respect to the additional Debt shall have entered into an intercreditor agreement with the Agent and the Lenders in form and substance satisfactory to the Agent and the Required Lenders.

        Section 10.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

        (a) Contingent Obligations in favor of the Agent for the benefit of the Agent and the Lenders; and

        (b) Contingent Obligations relating to the Debt or other obligations of the Borrower or any Wholly-Owned Subsidiary.

        Section 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

        (a) Liens described in the Security Agreement, the Subsidiary Security Agreement and the Suspense Account Security Agreement and other Liens of the Agent for the benefit of the Agent and the Lenders;

        (b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

        (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

        (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

        (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

        (f) Liens securing Debt permitted under Sections 10.1(e) and (f); provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired; and


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





        (g) Liens on certain assets and property of SWVA, Inc., Steel of West Virginia and/or any other Subsidiary of Steel of West Virginia securing existing indebtedness owing to The CIT Group/Business Credit, Inc. which indebtedness will be paid in full on or before the earlier to occur of (i) the Effective Time of the Merger, and (ii) January 15, 1999.

        The restrictions contained in this Section 10.3 shall not apply to Unrestricted Margin Stock.

        Section 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any limited liability company, partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

        (a) the acquisition of stock of Steel of West Virginia as described in the Acquisition Agreement;

        (b) investments in Subsidiaries existing on the Closing Date and Steel of West Virginia and its Subsidiaries and the other existing loans, advances and investments described on Schedule 10.4;

        (c) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof and repurchase agreements secured by any such obligations, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody's, (iii) certificates of deposit and master notes maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit or master notes shall not at any time exceed $5,000,000 for any one such certificate of deposit or master note and $10,000,000 for any one such bank, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) municipal bonds with a combined average maturity not to exceed 3 years and having a rating of BBB+ or better from S&P or Baa1 from Moody's or interests in any such municipal bonds backed by a letter of credit from a financial institution with a rating of BBB+ or better from S&P or Baa1 from Moody's, and (vi) mortgage-backed or asset-backed securities with a combined average life not to exceed one (1) year, each of which has a rating from S&P of not less than "AAA"; provided that the aggregate amount of investments made under subsections 10.4(b)(v) and (vi) shall not at any time exceed twenty percent (20%) of Consolidated Net Worth;

        (d) investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if (i) prior to the consummation of such acquisition, the Borrower shall have provided to the Agent and each of the Lenders financial projections, prepared in accordance with GAAP and otherwise in form acceptable to the Agent and each of the Lenders, demonstrating to the satisfaction of the Required Lenders, on a pro-forma basis, that upon completion of such acquisition, the Borrower shall be in compliance with each of the financial covenants described in Article 9, (ii) the business or line of business being acquired is a business in substantially the same fields as the businesses conducted by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, and (iii) no single such acquisition shall obligate the Borrower and its Subsidiaries to pay an amount (including the amount of cash paid, the amount of Debt incurred and the value of stock and other securities issued in connection therewith) in excess of $30,000,000, and all such acquisitions taken as a whole shall not obligate the Borrower and its Subsidiaries to pay an aggregate amount (including, the amount of cash paid, the amount of Debt incurred and the value of stock and other securities issued in connection therewith) in excess of $60,000,000; and

        (e) Loans, advances or extensions of credit from the Borrower to a Wholly-Owned Subsidiary, from a Wholly-Owned Subsidiary to the Borrower or from one Wholly-Owned Subsidiary to another Wholly-Owned Subsidiary.

        Section 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

        (a) the merger of SWVA with and into Steel of West Virginia as described in the Acquisition Agreement;

        (b) any Wholly-Owned Subsidiary of the Borrower may merge with the Borrower or any other Wholly-Owned Subsidiary of the Borrower, as long as the Borrower is the surviving corporation in the case of a merger involving the Borrower;

        (c) any Wholly-Owned Subsidiary of a Wholly-Owned Subsidiary (a "Second Tier Subsidiary") may merge with the Borrower, any Wholly-Owned Subsidiary or any other Second Tier Subsidiary, as long as the Borrower is the surviving corporation in the case of a merger involving the Borrower;

        (d) the Borrower may merge with any Person in connection with an acquisition permitted by Section 10.4(d) as long as the Borrower is the surviving corporation; and

        (e) any Wholly-Owned Subsidiary may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(d).

        Section 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale leaseback or similar transaction), whether now owned or hereafter acquired except:

        (a) the sale of inventory in the ordinary course of business;

        (b) the sale or other disposal of assets for fair market value which the Borrower determines are no longer needed for the operation of the businesses of the Borrower and its Subsidiaries; and

        (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

        The restrictions contained in this Section 10.6 shall not apply to Unrestricted Margin Stock.

        Section 10.7 Sales of Steel of West Virginia Margin Stock. Sell or otherwise dispose of any Steel of West Virginia Margin Stock owned by it, other than in consideration for the payment of cash or cash equivalents, and the Borrower will maintain or cause its applicable Subsidiary or Subsidiaries to maintain, as the case may be, the proceeds of any such sale or other disposition of Steel of West Virginia Margin Stock as cash or cash equivalents; provided that, to the extent that the Borrower shall reduce the Aggregate Revolving Credit Commitment pursuant to Section 2.5 or prepay the Term Loans pursuant to
Section 3.3(b) at any time after any such sale or other disposition, the requirement to maintain the proceeds of such sale or other disposition as cash or cash equivalents shall cease to apply to the portion of such proceeds as shall be equal to the amount of the Aggregate Revolving Credit Commitment so reduced or the Term Loans so repaid.

        Section 10.8 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due; provided, however, that this Section 10.8 shall not restrict the Borrower from issuing additional shares of capital stock or other securities of any nature whatsoever (i) upon the direct or indirect acquisition by an Person of beneficial ownership of voting shares of the Borrower which, when added to all other voting shares owned by such Person, would cause such Person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of more than twenty percent (20%) of the then outstanding shares of voting stock of the Borrower, or (ii) in connection with other anti-takeover measures of the Borrower.

        Section 10.9 Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers,

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





directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate; it being understood and agreed that this Section 10.9 shall not apply to transactions with Subsidiaries.

        Section 10.10 Certain Accounting Changes. Change its Fiscal Year end or make any change in its accounting treatment and reporting practices except as required by GAAP; provided that nothing contained in this Section 10.10 will prohibit Steel of West Virginia from changing its fiscal year to the Fiscal Year of the Borrower.

        Section 10.11 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles 8, 9, and 10, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                                   ARTICLE 11
                              DEFAULT AND REMEDIES

        Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

        (a) Default in Payment of Principal of Loans. The Borrower shall default in the payment of any principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

        (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for two (2) Business Days.

        (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

        (d) Default in Performance of Certain Covenants. The Borrower or any Subsidiary shall default in the performance or observance of any covenant or agreement contained in Section 7.4(f) or Articles 9 or 10 of this Agreement.


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





        (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

        (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount shall not be paid within two (2) Business Days of the due date thereof.

        (g) Debt Cross-Default. The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Loans or the Notes) the aggregate outstanding amount of which is in excess of $5,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Loans or the Notes) the aggregate outstanding amount of which is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or Agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

        (h) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

        (i) Change in Control. (a) (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the common stock and twenty percent (20%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower; (ii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein; or (iii) excluding changes resulting from retirement or death, as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) above, or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) above and individuals described in clause (B) above (any such event, a "Change in Control").


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





        (j) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

        (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

        (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, in each case other than in accordance with the express terms hereof or thereof.

        (m) Termination Event. The occurrence of any of the following events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000.

        (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of such judgments to exceed $5,000,000 in any Fiscal Year (excluding any amount thereof which any applicable insurance company acknowledges is covered by insurance) shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of twenty (20) days.

        (o) Acquisition Transactions. The Acquisition Transactions shall not have not been consummated on or before April 30, 1999.

        Section 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower:

        (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Revolving Credit Facility and any right of the Borrower to request borrowings thereunder; provided that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

        (b) Rights of Collection. Exercise on behalf of the Lenders all of its and their other rights and remedies under this Agreement, the Security Agreement, the Subsidiary Security Agreement, the Suspense Account Security Agreement, the Guaranty Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

        Section 11.3 Rights and Remedies Cumulative: Non-Waiver; etc. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Default or Event of Default.


                                   ARTICLE 12
                                    THE AGENT

         Section 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Agent of such Lender under this Agreement and the other Loan

Documents, and each such Lender irrevocably authorizes First Union as Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

        Section 12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

        Section 12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

        Section 12.4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other

Loan Document, all the Lenders) as it deems appropriate and it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

        Section 12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        Section 12.6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

        Section 12.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as Agent hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Total Credit Exposure Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

        Section 12.8 The Agent in Its Individual Capacity. The Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

        Section 12.9 Resignation of the Agent; Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.



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





                                   ARTICLE 13
                                  MISCELLANEOUS

        Section 13.1 Notices.

        (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

        (b) Addresses for Notices. Except as provided below, all notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

        If to the Borrower:         Roanoke Electric Steel Corporation
                                    102 Westside Boulevard
                                    Roanoke, Virginia  24017
                                    Attention: Mr. John E. Morris
                                    Telephone No:  (540) 342-1831
                                    Telecopy No.:  (540) 342-9437

        With copies to:             Heman A. Marshall, III, Esquire
                                    Woods, Rogers & Hazlegrove, P.L.C.
                                    First Union Tower - Suite 1400
                                    10 South Jefferson Street
                                    Roanoke, Virginia  24011
                                    Telephone No.:  (540) 983-7654
                                    Telecopy No.:   (540) 983-7711

        If to First Union as Agent  First Union National Bank
                                    First Union Corporate Banking
                                    213 South Jefferson Street
                                    Roanoke, Virginia  24011
                                    Attention:  Mr. Laurence M. Levy
                                    Telephone No.: (540) 563-7609
                                    Telecopy No.: (540) 563-6320


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





        With copies to:             Jeffrey M. Gill, Esquire
                                    Mays & Valentine, L.L.P.
                                    1111 East Main Street
                                    Richmond, Virginia  23219
                                    Telephone No.:  (804) 697-1200
                                    Telecopy No.:  (804) 697-1339

        If to any Lend              To the address set forth for
                                    such Lender on Schedule 1 hereto.

        Each Notice of Borrowing, Notice of Request for Term Loans, Notice of Continuation/Conversion and other notice from the Borrower with respect to borrowings hereunder shall be sent by the Borrower to the following address, or such other address as to which the Borrower is notified in writing:

                                    First Union National Bank
                                    One First Union Center, TW-10
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0608
                                    Attention:  Syndication Agency Services
                                    Telephone No.:  (704) 374-2698
                                    Telecopy No.:   (704) 383-0288

        (c) Agent's Office. The Agent hereby designates its office located at the address immediately set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which the Revolving Credit Loans and Term Loans will be disbursed.

        Section 13.2 Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses of the Agent and the Lenders in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Agent and counsel for the Lenders, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agent and counsel for the Lenders, and
(iii) the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Agent


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





and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loans, including without limitation reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing directly result from the negligence or willful misconduct of the party seeking indemnification therefor.

        Section 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

        Section 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

        Section 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the City of Roanoke, Virginia in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Nothing in this Section 13.5 shall affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower's properties in the courts of any other jurisdictions.

        Section 13.6 Binding Arbitration; Waiver of Jury Trial.

        (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, the Notes or any other Loan Documents ("Disputes"), between or among parties to this Agreement, the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive

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





the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Roanoke, Virginia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

        (b) Jury Trial. THE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        Section 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

        Section 13.8 Injunctive Relief; Punitive Damages.

        (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        (b) The Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document, and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute.

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






        Section 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date, subject, in the case of interim financial statements, to customary year-end adjustments in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

        Section 13.10 Successors and Assigns; Participations.

        (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Assignment by Lenders. Each Lender may, with the consent of the Agent and, as long as no Default or Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:

               (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

               (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $10,000,000;

               (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit J attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

               (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and


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





               (v) the assigning Lender shall pay to the Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

        (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

        (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit J:

               (i)  accept such Assignment and Acceptance;

               (ii) record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Borrower; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Loans assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form

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





of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

        (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:

               (i) each such participation shall be in an amount not less than $5,000,000;

               (ii) such Lender's obligations under this Agreement shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Loans, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release any collateral securing the Obligations or any Security Document or any guarantor; and

               (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state.

        (g) Disclosure of Information: Confidentiality. The Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree in writing with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.


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        (h) Certain Pledges or Assignments. Nothing herein shall prohibit any
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

        Section 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans (including without limitation pursuant to Section 2.6),
(b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan, (e) release any collateral or Security Document (other than as specifically permitted in this Agreement or the applicable Security Document) or any guarantor or (f) amend the provisions of this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article 12 shall be made without the written consent of the Agent.

        Section 13.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

        Section 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

        Section 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 13 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

        Section 13.15 Titles and Captions. Titles and captions of Articles, sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

        Section 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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        Section 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

        Section 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.
                                        ROANOKE ELECTRIC STEEL CORPORATION

                                        By:  s/John E. Morris
                                             Name:  John E. Morris
                                             Title: Vice President - Finance


                                        FIRST UNION NATIONAL BANK,
                                           as Agent and Lender

                                        By:  s/Laurence M. Levy
                                             Name:  Laurence M. Levy
                                             Title: Vice President


                                        WACHOVIA BANK, N.A., as Lender

                                        By:  s/Michael H. Trainor
                                             Name:  Michael H. Trainor
                                             Title: Vice President


                                        NATIONSBANK, N.A., as Lender

                                        By:  s/James D. Cockey
                                             Name:  James D. Cockey
                                             Title: Senior Vice President


                                        CRESTAR BANK, as Lender

                                        By:  s/Martha D. Shifflett
                                             Name:  Martha D. Shifflet
                                             Title: Sr. Vice President

                       SCHEDULE 1: LENDERS AND OMMITMENTS

         LENDER/ADDRESS                     COMMITMENTS/PERCENTAGES

      First Union National Bank                  Revolving Credit Commitment - $10,000,000

      First Union National Bank                  Revolving Credit Commitment Percentage - 33.33333333%
      213 South Jefferson Street
      Roanoke, Virginia  24011                   Term Loan Commitment - $50,000,000
      Attention: Mr. Laurence M. Levy
      Telephone No.:  (540) 563-7609             Term Loan Percentage - 33.33333333%
      Telecopy No.:  (540) 563-6320


2.    Wachovia Bank, N.A.                        Revolving Credit Commitment - $7,500,000

      Wachovia Bank, N.A.                        Revolving Credit Commitment Percentage - 25%
      100 North Main Street
      Winston-Salem NC  27150                    Term Loan Commitment - $37,500,000
      Attention: Michael Trainor
      Telephone No.: (336 732-2530               Term Loan Percentage - 25%
      Telecopy No.:  (336) 732-6935


3.    NationsBank, N.A.                          Revolving Credit Commitment - $7,500,000

      NationsBank, N.A.                          Revolving Credit Commitment Percentage - 25%
      302 South Jefferson Street
      Roanoke, Virginia  24011                   Term Loan Commitment - $37,500,000
      Attention: James D. Cockey
      Telephone No.: (540) 265-3139              Term Loan Percentage - 25%
      Telecopy No.: (540) 265-3187


4.    Crestar Bank                               Revolving Credit Commitment - $5,000,000

      Crestar Bank                               Revolving Credit Commitment Percentage - 16.66666667%
      510 South Jefferson Street
      Roanoke, Virginia 24011                    Term Loan Commitment - $25,000,000
      Attention: Martha D. Shifflett
      Telephone No.:(540) 982-3362               Term Loan Percentage - 16.66666667%
      Telecopy No.: (540) 982-3386


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